UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2015

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 2, 2014, HMS Funding I LLC, a Delaware limited liability company (“HMS Funding”), a wholly-owned Structured Subsidiary of HMS Income Fund, Inc. (the “Company”), entered into a credit agreement (as amended and in effect from time to time, the “HMS Funding Facility”) among: HMS Funding; the Company, as equityholder and as servicer; Deutsche Bank AG, New York Branch (“Deutsche Bank”) as administrative agent and lender; the financial institutions party thereto as lenders (together with Deutsche Bank, the “HMS Funding Lenders”); and U.S. Bank National Association as the collateral agent (the “Collateral Agent”). On February 4, 2015, HMS Funding, the Company, Deutsche Bank and the Collateral Agent entered into Amendment No. 3 (the “Third Amendment”) to the HMS Funding Facility. The Third Amendment provides, among other things, for an increase in the borrowing capacity under the HMS Funding Facility to $200 million. At HMS Funding’s request and upon approval by HMS Funding Lenders, the maximum borrowings under the HMS Funding Facility can be increased by up to an additional $50 million, in the aggregate, subject to certain limitations contained in the HMS Funding Facility, for a total maximum capacity of $250 million.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 5.02 (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of February 3, 2015, the board of directors (the “Board”) of the Company elected David M. Covington to the newly created position of Chief Accounting Officer and Treasurer of the Company and the general partner of the Adviser. In these positions, Mr. Covington is responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions. He is also responsible for establishing the companies’ accounting policies and ensuring compliance with those policies. Mr. Covington joined Hines in May 2006 and also serves as the Chief Accounting Officer and Treasurer for the Hines US Core Office Fund (the "Core Fund"). Mr. Covington previously served as Senior Controller for the Core Fund from July 2010 to November 2011 and Controller for the Core Fund from May 2006 to July 2010. Prior to joining Hines, Mr. Covington spent four years at Ernst & Young LLP in the audit practice and most recently, was Corporate Controller of an IT Services firm. He graduated from the University of Texas at Austin with a Bachelor of Business Administration and Master of Professional Accounting and is a certified public accountant.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Amendment No. 3 to the Loan Financing and Servicing Agreement, dated as of February 4, 2015, by and among HMS Funding I LLC, as Borrower, HMS Income Fund, Inc., as Equityholder and Servicer, the financial institutions party thereto as lenders, Deutsche Bank AG, New York branch as Administrative Agent and as a lender and U.S. Bank National Association, as Collateral Agent and Collateral Custodian.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

February 9, 2015	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary